Exhibit 1

Transactions in Shares of the Issuer since the Filing of Amendment No. 5 to the Schedule 13D
(all purchases and sales effected on the NASDAQ except as indicated below)

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Findell Capital Management LLC

Sale of Common Stock	(45,000)	6.8971	02/13/2025
Sale of Common Stock	(45,000)	6.8971	02/13/2025
Sale of Common Stock	(76,417)	7.0131	02/13/2025
Sale of Common Stock	(63,583)	7.1853	02/13/2025
Sale of Common Stock	(6,300)	7.2008	02/14/2025
Sale of Common Stock	(6,300)	7.2008	02/14/2025
Sale of Common Stock	(17,400)	7.2008	02/14/2025
Sale of Common Stock	(7,350)	8.4882	02/18/2025
Sale of Common Stock	(7,350)	8.4882	02/18/2025
Sale of Common Stock	(20,300)	8.4882	02/18/2025
Sale of Common Stock	(6,453)	8.5792	02/19/2025
Sale of Common Stock	(6,453)	8.5792	02/19/2025
Sale of Common Stock	(17,824)	8.5792	02/19/2025
Sale of Common Stock	(897)	7.9054	02/20/2025
Sale of Common Stock	(897)	7.9054	02/20/2025
Sale of Common Stock	(2,476)	7.9054	02/20/2025
Sale of Common Stock	(8,700)	7.7175	02/24/2025
Sale of Common Stock	(3,150)	7.7175	02/24/2025
Sale of Common Stock	(3,150)	7.7175	02/24/2025
Sale of Common Stock	(300)	6.9643	02/26/2025
Purchase of Common Stock	40,000	5.5291	03/18/2025
Purchase of Common Stock	107,000	5.6667	03/19/2025